EXHIBIT 10.9

COLLATERAL ASSIGNMENT OF CONTRACTS, PERMITS, LICENSES AND PLANS

dated as of

November 1, 2006

INTREPID TECHNOLOGY AND RESOURCES BIOGAS, LLC

Re:

West Point

1449 East 3100 South in Wendell, Idaho 83355

Gooding County, Idaho

Whitesides

700 North 719 East in Rupert, Idaho 83350

Minidoka County, Idaho

Exhibit 10.09 Collateral_Assignment

2126035

COLLATERAL ASSIGNMENT OF CONTRACTS, PERMITS, LICENSES AND PLANS

KNOW ALL MEN BY THESE PRESENTS that the undersigned, INTREPID TECHNOLOGY AND RESOURCES BIOGAS, LLC, an Idaho limited liability company, whose address is 501 West Broadway, Suite 200, Idaho Falls, Idaho  84302 (“Company”), in consideration of the loan of the proceeds of the $7,640,000 Solid Waste Disposal Revenue Bonds (Intrepid Technology and Resources Biogas, LLC) Series 2006 (the “Bonds”) issued by The Industrial Development Corporation of Gooding County, Idaho (the “Issuer”) pursuant to a Loan Agreement dated as of November 1, 2006 (the “Loan Agreement”) between the Issuer and Company, does hereby collaterally sell, assign, transfer and set over unto WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee (the “Trustee”) under the Indenture of Trust dated as of November 1, 2006 (the “Indenture”) between the Issuer and the Trustee and grant to the Trustee, on behalf of the Bondholders, a continuing security interest in all right, title, interest and claim of Company in, the following:

(i)

all contracts and agreements of any nature relating to the Premises (as defined in the hereinafter defined Mortgage) and pertaining to the acquisition, development, construction, design, architecture and engineering of the Premises, whether now existing or hereafter entered into, and in, to or under any and all amendments, supplements and additions thereto including, without limitation, those contracts listed on Exhibit A-1 hereto (“Construction Contracts”);

(ii)

all contracts and agreements of any nature relating to the Premises and pertaining to the management, maintenance, leasing, use and operation of the Premises, whether now existing or hereafter entered into, and in, to or under any and all amendments, supplements and additions thereto including, without limitation, those contracts listed on Exhibit A-2 hereto (the “Other Project Contracts”);

(iii)

all permits, licenses and authorizations of any governmental body necessary or useful in connection with the construction, operation and use of the Premises for its intended purposes, whether now existing or hereafter entered into, and in, to or under any and all amendments, supplements and additions thereto including, without limitation, those permits and licenses listed on Schedule I hereto (“Permits and Licenses”);

(iv)

all plans and specifications necessary or useful in connection with the construction, operation and use of the Premises for its intended purposes, including, without limitation, those Plans identified in Schedule II hereto (“Plans”) whether now existing or hereafter entered into, and in, to, or under any and all amendments, supplements and additions to the foregoing (the Construction Contracts, Other Project Contracts, Permits and Licenses and Plans and any such amendments, additions or supplements thereto being hereinafter collectively referred to as the “Agreements”);

(v)

all claims of Company for breach by any other parties to any of the Agreements of any covenant, agreement, representation or warranty contained in such

Agreements, all right, title and interest of Company in, to, under or pursuant to any and all reserve or escrow accounts, now or hereafter established pursuant to any Agreement, including without limitation the right to receive any proceeds of such accounts; and

(vi)

all proceeds of any and all of the foregoing (all of the foregoing rights, interests, properties and privileges hereby assigned and in which a security interest is hereby granted being hereinafter collectively referred to as the “Collateral”).

The assignments and security interest herein granted and provided for are made and given to secure and shall secure (i) the payment in full of all principal of, premium, if any, and interest on the Bonds, (ii) the performance of all obligations, covenants, promises and agreements contained herein or in that certain Leasehold Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement dated as of the date hereof, from Company for the benefit of the Trustee, as amended, supplemented and restated from time to time (the “Mortgage”), as security for the Bonds and any and all other indebtedness intended to be secured thereby, (iii) the performance of all obligations, covenants, promises and agreements of Company under the Loan Agreement, and (iv) the payment of all expenses and charges, legal or otherwise, paid or incurred by the Trustee in realizing upon or protecting the indebtedness referred to in the foregoing clauses (i), (ii) and (iii) or any security therefor, including this Assignment (all of the foregoing being hereinafter collectively referred to as the “indebtedness hereby secured”).

All capitalized terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

1.

Company represents and warrants that (a) true, correct and complete copies of the Agreements have been delivered to the Trustee (or will so immediately upon execution thereof) as of the date hereof; (b) Company’s interest therein is not subject to any claim, defense, counter-claim, lien, consent, set-off or encumbrance of any nature; (c) the Agreements have not been modified, amended or otherwise changed except as disclosed to Trustee; (d) the Agreements are in full force and effect and free from default; (e) Company has all necessary right, power and authority to enter into the Agreements and perform its obligations thereunder; (f) Company is in compliance with all of the terms and conditions of the Agreements; and (g) Company shall promptly provide the Trustee with a copy of all amendments, modifications, additions and waivers of any provisions of the Agreements.

2.

Company hereby irrevocably constitutes and appoints the Trustee its true and lawful attorney in fact, such power of attorney coupled with an interest, with full power of substitution for it and in its name, place and stead to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all sums, payments and distributions which may be or become due or payable to Company, its successors and assigns, under the Agreements or on account of the Collateral and/or which constitute a part of the Collateral with full power to settle, adjust or compromise any claim thereunder or therefor as fully as Company could itself do and to endorse the name of Company on all commercial paper given in payment or part payment of such sums and, in the discretion of the Trustee, to cure any default of Company under the Agreements, to file any claim or to take any other action or proceeding, either in its own name or in the name of Company, or otherwise, which the Trustee may deem necessary or reasonably appropriate to collect any and all sums, payments and distributions which may be or become due or payable to Company under the Agreements and/or in respect or on account of the Collateral and/or which constitute a part of the Collateral or which the Trustee may deem necessary or reasonably appropriate to protect and preserve the right, title and interest of Company or Trustee in and to the Collateral and the security intended to be afforded thereby; provided, that the Trustee agrees that it will not exercise any of the aforesaid rights under this paragraph prior to the occurrence of an event of default under the Loan Agreement or the Mortgage and the expiration of any cure period set forth therein.

3.

Company hereby further covenants that it will upon request of the Trustee execute and deliver such further instruments and do and perform such other acts and things as the Trustee may deem necessary or reasonably desirable to more effectively vest in and secure to the Trustee the Collateral, including but not limited to obtaining an acknowledgment of this assignment from, to the extent applicable, the contractor, a form of which is attached hereto as Exhibit B, and from the other appropriate third parties, a form of which is attached hereto as Exhibit C.

4.

Company hereby authorizes any party at any time holding sums, payments or distributions due Company and constituting part of the Collateral upon demand of Trustee to such party to make payments and distributions directly to the Trustee, such party shall pay all such sums, payments and distributions directly to the Trustee and Company agrees that such payments to the Trustee as aforesaid shall be a good receipt and acquittance against Company to the extent so made.  The Trustee agrees with Company, that except during the continuance of an event of default, Company may collect all sums due or to become due in respect of the Collateral and use the same in a manner which is not inconsistent with the requirements of the Loan Agreement.  Any party to the Agreements shall be fully protected in paying sums due in respect of the Collateral directly to the Trustee upon its demand therefor.

5.

Company agrees to perform all of its obligations under the Agreements within the time limitations therein provided for.  In the event Company fails to pay or perform any of its obligations under any Agreement within any applicable period of grace, the Trustee may, but need not, pay or perform such obligation at the expense and for the account of Company (and the Trustee will send Company a notice of its election to so pay or perform describing the obligation of Company which the Trustee intends to perform) and all funds expended for such purposes shall constitute so much additional indebtedness hereby secured which Company promises to pay upon demand together with interest thereon at a rate per annum applicable pursuant to the Loan Agreement.

6.

Upon the occurrence of any event of default and unless and until the same shall be cured, the Trustee may (i) exercise all remedies available to it under applicable law, (ii) enforce the rights of Company under the Agreements, (iii) collect and receive all sums due or to become due with respect of the Collateral and apply same to the indebtedness hereby secured in such order and manner as it may elect, and (iv) have all the rights and remedies of a secured party upon default as provided for in the Uniform Commercial Code of Idaho (the “Code”).  Any requirement of said Code for reasonable notice shall be satisfied if such notice is personally served or mailed (certified mail, return receipt requested) to Company at the address set forth above, at least ten (10) days before the time of the sale, disposition or other event or thing giving rise to the requirement for such notice.  The reasonable expenses of collecting all sums due or to become due in respect to the Collateral and/or in connection with protecting, preserving or realizing upon the rights of the Trustee in and to the Collateral, including, without limitation, court costs and reasonable attorneys’ fees, shall constitute so much additional indebtedness hereby secured which Company hereby promises to pay upon demand with interest thereon at the rate per annum applicable pursuant to the Loan Agreement from the date of expenditure.

7.

This Assignment constitutes an assignment of rights only and not an assignment of any of the duties and obligations of Company under the Agreements and by its acceptance hereof the Trustee does not undertake to perform any of such duties and responsibilities and shall incur no liability for any action taken by it or on its behalf.  Company shall continue to be liable for all its obligations under the Agreements.  Company does hereby indemnify and agree to hold the Trustee harmless from and against any and all loss, cost, liability or expense (including attorneys’ fees and expenses) resulting from a default by Company under any Agreement.  This Assignment shall be binding upon Company and upon its successors and assigns and shall inure to the benefit of the Trustee, on behalf of the Bondholders, and its successors and assigns (including any subsequent holder of any of the indebtedness hereby secured).

8.

All provisions hereof are intended to be severable and if any term, condition and provision hereof shall be held invalid or unenforceable, the validity and enforceability of the remaining terms, conditions or provisions hereof shall in no way be affected thereby.  This instrument may only be amended or modified by an agreement in writing signed by the party against whom enforcement of the amendment or modification is sought.  This instrument, including matters of interpretation and construction, and the rights of the Trustee and the duties and obligations of Company hereunder, shall be determined in accordance with the internal laws of the State of Idaho without regard to principles of conflicts of law.

9.

The total amount of indebtedness secured hereby may decrease or increase from time to time, but the maximum amount of indebtedness secured by this Assignment is $16,000,000, plus the total amount of all advances made by Trustee to protect the Premises and the security interest and lien created, including without limitation amounts advanced for the payment of taxes, special assessments or insurance on the Premises, plus the amount of any indemnity given by Company in any of the documents related to the Bonds, plus interest on all of the foregoing, and all costs of enforcement and/or collection related thereto.

Executed and delivered as of this ___ day of November, 2006.

INTREPID TECHNOLOGY AND RESOURCES BIOGAS, LLC

By

Intrepid Technology and Resources, Inc., its Manager

By

Dr. Dennis D. Keiser
Its Chief Executive Officer

CONSTRUCTION CONTRACTS
EXHIBIT A-1

General Contract No. 2005-WsWp-001, Revision 6, (originally effective September 20, 2005), between Intrepid Technology and Resources Biogas, LLC and Cannon Builders, Inc.

OTHER PROJECT CONTRACTS
EXHIBIT A-2

LIST OF CONTRACTS

1.

Anaerobic Digester Biogas Facilities Supply and Operations Agreement dated as of October 13, 2006 between West Point Farms and Intrepid Technology and Resources Biogas, LLC.

2.

Anaerobic Digester Biogas Facilities Supply and Operations Agreement dated as of October 13, 2006 between Whitesides Dairy, Inc. and Intrepid Technology and Resources Biogas, LLC.

3.

Gas Purchase and Sale Agreement dated as of October 25, 2005 between Intermountain Gas Company and Intrepid Technology and Resources, Inc. as amended and assigned to Intrepid Technology and Resources Biogas, LLC as of December 1, 2005.

4.

Memorandum of Agreement dated October 7, 2005 between Andigen, Inc. (sic)  and Intrepid Technology and Resources, Inc. as partially assigned on December 12, 2005 by Partial Assignment Agreement by and among Andigen, Inc. (sic), Intrepid Technology and Resources, Inc. and Intrepid Technology and Resources Biogas, LLC, as amended on October 12, 2006 by Amendment to Memorandum of Agreement and Partial Assignment Agreement by and among Andigen, LLC, Intrepid Technology and Resources, Inc. and Intrepid Technology and Resources Biogas, LLC.

5.

Biogas Transportation Agreement dated October 20, 2006 between Intrepid Technology and Resources, Inc. and Intrepid Technology and Resources Biogas, LLC.

SCHEDULE  I

PERMITS AND LICENSES

Building Permit for Whitesides Digester Facility

Building Permit for West Point Digester Facility

SCHEDULE II

PLANS

Whitesides Digester Plans, prepared by Intrepid Technology and Resources, Inc. on June 16, 2004, as amended.

West Point Digester Plans, prepared by Intrepid Technology and Resources, Inc. on November 4, 2005, as amended.

EXHIBIT B

Wells Fargo Bank, National Association, as Trustee

877 W. Main Street

MAC: U1858-033
Boise, Idaho  83702
Attention: Twyla D. Gauthier, CCTS

Vice President, Corporate Trust

Re:

Agreement dated as of September 20, 2005 (the “Agreement”)

by and between Intrepid Technology and Resources Biogas, LLC

(the “Company”) and Cannon Builders, Inc.

(the “General Contractor”) with respect to the Biogas Facilities in Gooding County, Idaho and Minidoka County, Idaho

(the “Project”)

Ladies and Gentlemen:

We are the general contractors on the above Project.

In consideration of the loan of the proceeds of the Solid Waste Disposal Revenue Bonds (Intrepid Technology and Resources Biogas, LLC Project), Series 2006 (the “Bonds”) issued by The Industrial Development Corporation of Gooding County, Idaho (the “Issuer”) pursuant to a Loan Agreement (the “Loan Agreement”) between the Issuer and the Company to finance the Project and related costs, we agree that in the event a default occurs under the terms of your loan documents, we shall at your request continue performance on your behalf or on behalf of your designee under the Agreement in accordance with the terms thereof, provided we are paid in accordance with the Agreement for all services to be rendered on your behalf or on behalf of your designee; provided, further, that any designee of the Trustee shall have the exact same rights as the Trustee hereunder and under the Agreement.  We understand that the Company has, pursuant to the Assignment defined below, collaterally assigned to you [the Plans (as defined below) and] its interest in the Agreement and we hereby acknowledge and agree that you or your designee shall be entitled to use including but not limited to all the plans, drawings, models, mock-ups, site plans, plats, surveys, schematics, specifications together with any and all modifications thereto prepared for the improvements to be constructed in connection with the Project, all of which are set forth in Schedule I attached hereto, including any additions, enlargements or extensions thereof (collectively the “Plans”) without additional cost to you or your designee.  You are not, of course, obligated to avail yourselves of our foregoing agreements and we acknowledge that you have no liability to us for the payment of sums due us for contracting services in connection with this Project unless you should elect in writing after default to avail yourselves of the benefits of this letter.

We hereby consent to the provisions of that certain Collateral Assignment of Contracts, Permits, Licenses and Plans (the “Assignment”) from the Company to the Trustee.  We acknowledge that the Assignment shall not, in the absence of an affirmative assumption in writing by the Trustee of Company’s obligations thereunder, be deemed to impose any liability or obligation upon the Trustee, and we further agree that:

(a)

we shall give to the Trustee a copy of all notices of default by the Company under the Agreement simultaneously with the delivery of any such notice to the Company, and the Trustee shall have the right, but not the obligation, during any cure period provided for in the Agreement (but in no event less than 30 days) to cure such defaults,

(b)

we have prepared and/or approved the Plans listed on Schedule I, which Plans conform to all applicable building and zoning laws and with the requirements of any covenants, conditions or restrictions of record, and

(c)

the Project complies with all applicable laws, ordinances, rules and regulations.

We have been, are and will continue to be, during the period of construction of the Project, fully bonded.

We hereby represent to the Trustee that the Agreement constitutes our obligation, and is enforceable against us in accordance with its terms.

We hereby represent to the Trustee that all covenants, conditions and agreements pertaining to us contained in the Agreement have been performed as required therein except for those which are not due to be performed until after the date of this letter.

All notices and demands permitted or required under this letter shall be in writing and shall be delivered personally, by courier (including overnight courier service), by telecopy or by certified or registered mail, return receipt requested, postage prepaid.  Notices delivered personally, by courier service or by telecopy shall be effective upon delivery.  Mailed notices shall be effective upon the earlier of (a) three business days after mailing, or (b) actual receipt as evidenced by the return receipt.  Our address appears below our signature, and the address of the Trustee for purposes of this notice hereunder is as follows:

Trustee:

Wells Fargo Bank, National Association,

  as Trustee

877 W. Main Street
MAC: U1858-033
Boise, Idaho  83702
Attention: Twyla D. Gauthier, CCTS
Vice President, Corporate Trust
Phone:  (208) 393-5491
Fax:  (208) 393-5404

Either party hereto may change its address for purposes of notice hereunder by notice to the other pursuant to this paragraph.

We hereby agree and acknowledge that the Trustee may assign its rights under the Agreement without our consent.

This Letter shall inure to the benefit of the respective successors and assigns of the Trustee and shall bind our successors, assigns, heirs and personal representatives.

This Letter shall be governed by and construed under the laws of the State of Idaho.

Dated:  ______________, 2006

Very truly yours,

CANNON BUILDERS, INC.

By

Curtis Cannon

Its Chief Executive Officer

Address:

Cannon Builders, Inc.

725 Airport Road

Blackfoot, Idaho  83321

Attention:  Curtis Cannon

Phone:  (208) 785-6281

Fax:  (208) 785-4715

EXHIBIT C

CONSENT OF CONTRACTING PARTY

THE UNDERSIGNED (“Contracting Party”) is the Contracting Party under the [Name of] Agreement dated as of _________________, 2006 (the “[Name of] Agreement”) between the undersigned and [Intrepid Technology and Resources Biogas, LLC] (“Company”), and hereby acknowledges, agrees with, consents to, and agrees to abide by all the terms and provisions of the Collateral Assignments of Contracts, Permits, Licenses and Plans (the “Collateral Assignment”) from Company to Wells Fargo Bank, National Association, as Trustee (“Trustee”), notwithstanding any provisions of the [Name of] Agreement to the contrary.

The undersigned confirms to Trustee that at any time after an event of default referred to in the Collateral Assignment by Company in the performance of any of the terms, covenants or provisions of any indebtedness secured thereby (an “event of default”), the undersigned acknowledges that the [Name of] Agreement may be terminated pursuant to the terms thereof.  The undersigned agrees and acknowledges that, upon notice from Company or Trustee of Trustee’s required termination of the [Name of] Agreement pursuant to the foregoing, the [Name of] Agreement shall immediately terminate and, in such event, that the undersigned shall not be entitled to any compensation with respect to any such termination, and the claims of the undersigned for compensation or any other claims or relief pursuant to the terms and conditions of or under the [Name of] Agreement or otherwise will be claimed or made solely against Company without any liability on the part of Trustee, its successors or assigns.  Contracting Party hereby consents to Company’s collateral assignment of Company’s rights under the [Name of] Agreement, as provided in the Collateral Assignment.

Notwithstanding the foregoing, Trustee may, in exercising any remedies available to it by reason of an event of default, elect, by written notice to the undersigned at the address indicated below, to retain the undersigned to continue to perform its services and responsibilities as provided for in the [Name of] Agreement.  In such event, the undersigned agrees to attorn to Trustee, its successors and assigns, or any purchaser at foreclosure, as if they were a party to the foregoing Collateral Assignment, except that Trustee, its successors and assigns, and such purchaser shall not be subject to any liability or obligation under the terms and conditions of the [Name of] Agreement or otherwise, until the effective date of such notice and then only to the extent of the liabilities or obligations occurring subsequent to the date of such notice.  In furtherance of the foregoing, none of Trustee, its successors or assigns, or any purchaser at foreclosure, shall be liable for any action or omission of any prior owner of the property that is the subject of the [Name of] Agreement, bound to any payment of any compensation or other fee that may have accrued and be due and payable as of the date of said notice, bound by any amendment or modification of the [Name of] Agreement made without Trustee’s prior written consent, or subject to any counterclaims or claims which the undersigned might be entitled to assert against Trustee, its successors or assigns, or any purchaser at foreclosure.

Contracting Party represents and warrants to Trustee that, as of the date hereof, (a) the [Name of] Agreement is in full force and effect; (b) Company is in compliance with all of the terms and conditions of the [Name of] Agreement; (c) there is no existing default by either party under the [Name of] Agreement and, to the best of Contracting Party’s knowledge, no condition that exists, and no event, act or omission that has occurred, that is a default or that would be a default with the giving of notice, the passage of time or both; (d) the [Name of] Agreement is a full and complete statement of the agreements, covenants, terms and conditions of Contracting Party and Company with respect to the subject matter contained in the [Name of] Agreement.

Contracting Party agrees to deliver to Trustee a copy of all notices of default by Company under the [Name of] Agreement simultaneously with the delivery of any such notice to Company, and that Trustee shall have the right, but not the obligation, during any cure period provided for in the [Name of] Agreement (but in no event less than 30 days) to cure any such default.  Contracting Party further agrees to promptly provide Trustee with a copy of all amendments, modifications, additions and waivers of any provisions of the [Name of] Agreement.

The undersigned also understands that Trustee’s rights set forth above are in addition to, and not in derogation of, any rights that Trustee may have pursuant to the Collateral Assignment, and that Trustee may assign its rights under the Collateral Assignment without the consent of the undersigned.

Dated:  ________________, 2006

_____________________________,

a _________________________

By:

Title:

Address:

Phone:

Fax:

Email: